THIS WARRANT CERTIFICATE, AND THE SHARES TO BE ISSUED UPON ITS
           EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
             OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED
                 FOR SALE, SOLD OR TRANSFERRED UNLESS REGISTERED
                   UNDER THE ACT, OR UNLESS AN EXEMPTION FROM
                         SUCH REGISTRATION IS AVAILABLE

                               WARRANT CERTIFICATE

                              Dated: March 19, 1997

          Warrant to Purchase up to 1,000,000 share of Common Stock of
                          AMERICAN HEALTHCHOICE, INC.

               VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME

                                       ON

                                  April 1, 1998

     AMERICAN HEALTHCHOICE, INC., a New York corporation (hereinafter referred to as the "Company"), hereby certifies that Wingate Financial Associates, LLC its successors and assigns (hereinafter referred to as the "Holder"), is entitled to purchase from the Company at any time after March 20, 1997 and before 5:00 P.M. New York local time on April 1, 1998, up to 1,000,000 shares of the Company's Common Stock, $001 par value per share (the "Stock"), at the Exercise Price (as hereinafter defined).

     1. Exercise of Warrants. In order to exercise the rights to purchase Stock evidenced by this Warrant Certificate, the Holder must, subject to Section 6 below, present and surrender this Warrant Certificate with the attached Purchase Form duly executed at the principal office of the Company. This Warrant Certificate may be exercised with respect to all of the Stock subject hereto, or in any portion thereof.

     2. Exchange and Transfer. This Warrant Certificate at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrant Certificates if any, of like tenor registered in the name of the same Holder, for another Warrant Certificate of like tenor in the name of such Holder exercisable for the same aggregate number of shares of Stock as the Warrant Certificate(s) surrendered.

     3. Rights and Obligations of the Holder of the Warrant Certificate. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, provided, however, in the event that any certificate representing shares of the Stock is issued to the Holder upon exercise of some or all of the Stock represented hereby, such

Holder shall, for all purposes, be deemed to have become the holder of record of such stock on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and full payment of the Exercise Price was made (the "Exercise Date"), irrespective of the date of delivery of such share certificate. The rights of the Holder of this Warrant Certificate are limited to those expressed herein and the Holder, by his acceptance hereof, consents to and agrees to be bound by and comply with all the provisions of this Warrant Certificate. In addition, the Holder agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and unlawful owner for all purposes whatsoever, unless and until such time as the Company has received written notice to the contrary.

     4.   Common Stock.

     (a) The Company covenants and agrees that this Warrant Certificate is duly and validly authorized and issued, and free from all stamp-taxes, liens, and charges with respect to the delivery or purchase thereof. In addition, the Company agrees at all times to reserve and keep available an unauthorized number of shares of its Stock sufficient to permit the exercise in full of this Warrant Certificate.

     (b) The Company covenants and agrees that all shares of Stock delivered upon exercise of this Warrant Certificate, will, upon delivery, be duly and validly authorized and issued, fully paid and non-assessable, and free from all stamp-taxes, liens and charges with respect to the purchase thereof.

     5. Disposition of the Warrant and Stock. The Holder agrees and represents that (a) this Warrant Certificate and the Stock issuable upon exercise are being acquired for the Holder's account, and not with a view to or in connection with any offering or distribution, and (b) no public distribution of this Warrant Certificate or the Stock will be made in violation of the provisions of the Act, or in violation of the provisions of applicable state laws. The Holder further agrees that if any distribution of this Warrant Certificate or any of such Stock issued hereunder is proposed to be made, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactorily in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or any applicable state law. The Holder further consents and agrees with the Company that:

     (a) This Warrant Certificate is transferable only on the registry books of the Company by the Holder thereof in person or by his attorney duly authorized in writing and only if this Warrant Certificate is surrendered to the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company is its sole discretion, together with payment of any applicable transfer taxed and otherwise strictly in accordance with this Section 5, and

     (b) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of this Warrant Certificate for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

     Furthermore, it shall be a condition of the transfer of any rights set forth in this Warrant Certificate that any transfer thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate. The Holder is responsible for any transfer taxes due as a result of any transfer of this Warrant Certificate.

     6. Exercise of this Warrant Certificate. At any time after March 20, 1997 and before 5:00 p.m., New York local time, on April 1, 1998, the Holder shall have the right to acquire up to 1,000,000 shares of Stock on the following terms and conditions:

     (a) Exercise Price, Fractional Shares. The exercise price (the "Exercise Price") shall be the sum of $2.375 per share of Stock.

     (b) Exercise Procedure.

          (i) Payment for Shares. On a date determined by the Company, but which shall in no event be later than five (5) days after the Company's receipt of the surrendered Warrant Certificate and Purchase Form, the Holder shall deliver to the Company, at the Company's principal executive office, a certified or bank cashier's check payable to the Company or a wire transfer of immediately available funds in the amount of the Exercise Price then in effect times the number of shares of Stock being purchased.

          (ii) Effective Date of Exercise. Each exercise will be deemed to have been effected as to the close of business on the Exercise Date. The Purchase Form and this original Warrant Certificate shall be delivered to the Company at 1300 West Walnut Hill Lane, Irving, Texas 75038, Attention:
     Dr. J.W. Stucki.

     (c) Delivery of Certificates. As soon as practicable after an exercise has been effected (but in no event within five (5) business days) the Company will direct its transfer agent to deliver to the Holder:

          (i) a certificate or certificates representing the number of shares of Stock issuable by reason of such exercise in such name(s) and such documentation(s) as the Holder has specified; and

          (ii) a new Warrant Certificate entitling the Holder to purchase the number of shares of Stock as to which the original Warrant Certificate was not exercised and reflecting any changes to the Exercise Price which have therefore been effectuated and which Warrant Certificate shall otherwise be in form and substance identical to that delivered to the Holder to the Company for said exercise.

     (d) Closure of Issuer Books. The Company will not close its books against the transfer of this Warrant Certificate or of Stock issued or issuable upon exercise of this Warrant Certificate in any manner which interferes with the timely exercise of this Warrant Certificate.

     (e) Payment of Taxes. The Company will pay all taxes and other governmental charges (other than taxed measured by the revenue or income of the Holder) that may be imposed in respect of the issue or delivery of shares of Stock upon exercise of this Warrant Certificate, provided, however, that the Holder shall pay any such tax which is due because shares of Stock are issued in a name other than such Holder's.

     (f) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall mail to the Holder at least twenty (20) days prior to the record date specified therein (the "Notice Period"), a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Stock (or other securities) shall be entitled to exchange their shares of Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up. During the Notice Period, the Holder shall have exercise rights provided elsewhere in this Warrant Certificate.

     (g) Restrictions on Exercise. Notwithstanding the foregoing, this Warrant Certificate may not be exercised by, or shares of Stock issued to, the Holder in any jurisdiction in which such exercise would be unlawful.

     7. Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as set forth below, however, no adjustment in the Exercise Price need to be made pursuant to any of Section 7(a), (b), (c), (d) or
(e) unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, conversely, if the Company shall at any time or from time to time after the date hereof reduce the outstanding shares of Stock by combination or otherwise, the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effect.

     (b) Adjustment of Certain Dividends and Distributions of Stock. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Stock entitled to receive, a dividend or other distribution payable in additional shares of Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

          (i) the numerator of which shall be the total number of shares of Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (ii) the denominator of which shall be the total number of shares of Stock issued and outstanding immediately prior to the time of such issuance of the close of business on such record date, plus the number of shares of Stock issuable in payment of such dividend or distribution, provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recompute accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 7(b) as of the time of actual payment of such dividends or distributions.

     (c) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant Certificate in addition to the number of shares of Stock receivable thereupon, the amount of securities of the Company that it would have received had this Warrant Certificate been exercised on the date of such event and had thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period under this Warrant Certificate with respect to the rights of the Holder.

     (d) Adjustment for Reclassification, Exchange or Substitution. If the Stock issuable upon the exercise of this Warrant Certificate shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or other change (other than a reorganization, merger, consolidation or sale of assets provided for in Section 7(e) below), then and in each such event, the Holder shall have the right thereafter to exercise this Warrant Certificate into the kind and amounts of shares of stock and other securities and property receivable upon such reclassification, exchange, substitution or other change, by holders of the number of shares of Stock into which this Warrant Certificate might have been exercised immediately prior to such reclassification, exchange, substitution, or other change, all subject to further adjustment as provided herein.

     (e) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a reorganization of the Stock (other than a reclassification, exchange or substitution of shares provided for in
Section 7(d) above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant Certificate, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of that number of shares of Stock deliverable upon exercise of this Warrant Certificate would have been entitled on such reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Certificate with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant Certificate (including adjustment of the number of shares issuable upon exercise of this Warrant Certificate) shall be applicable after that event as nearly equivalent as may be practicable.

     (f) Certificate of Adjustment. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its expense, shall prepare a certificate showing such adjustment or readjustment signed by a duly elected officer of the Company (the "Adjustment Certificate") and shall make the Adjustment Certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The Adjustment Certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of the Exercise Price and the number of shares of Stock or other securities issuable upon exercise of this Warrant Certificate immediately before and after giving effect to the applicable adjustment or readjustment. Any determination as to whether an adjustment in the Exercise Price in effect hereunder is required pursuant to this Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the Holder and the Company if made in good faith by the Board of Directors of the Company.

     8. Mutilated or Missing Warrant Certificate. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company will, upon request, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft, or destruction of such Warrant Certificate and, in the case of a lost, stolen or destroyed Warrant Certificate, indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.

     9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid, return receipt requested, as follows: if to the Holder, at Wingate Financial Associates, LLC, Attention Mr. Mandel Sherman _________________________, and, if to the Company, at 1300 West Walnut Hill Lane, Irving, Texas, Attention Dr. J.W. Stucki.

     10. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflicts of law.

     11. Binding Effect. This Warrant Certificate shall be binding upon and inure to the benefit of the Company and the Holder. Nothing in this Warrant Certificate is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     12. Termination. This Warrant Certificate shall terminate at the close of business on April 1, 1998 or such earlier date upon which this Warrant Certificate has been fully exercised, except on the representations and warranties of the Holder and the Company set forth in Sections 4 and 5 hereof shall survive such termination.

     13. Counterparts. This Warrant Certificate may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.

                                          AMERICAN HEALTHCHOICE, INC.,
                                          a New York Corporation


                                          By:
                                              ------------------------------
                                          Its:
                                              ------------------------------


     The Holder hereby executes this Warrant Certificate in order to make the representations and warranties and agreement set forth in Section 5 of this Warrant Certificate and to be bound by the terms of this Warrant Certificate.


                                          By:
                                              ------------------------------
                                          Its:
                                              ------------------------------

                                  PURCHASE FORM


American HealthChoice, Inc.
1300 West Walnut Hill Lane
Irving, Texas  75033


     The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of _____ shares of common stock of American HealthChoice, Inc., $0.001 par value per share, and hereby makes payment of $______ in payment of the purchase price thereof.

     INSTRUCTIONS FOR REGISTRATION OF SECURITIES

     Name
                  --------------------------------------------
                  (Please typewrite or print in block letters)

     DELIVER SECURITIES TO

     Address
                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

                  Holder
                         --------------------------------------------
                         (Signature of Holder of Warrant
                         Certificate, if an individual)


                   Holder
                         --------------------------------------------
                         By
                             --------------------------------------------
                         Its
                             --------------------------------------------
                         (Signature of Holder of Warrant
                         Certificate, if a corporation,
                         partnership or other entity)